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                                                            EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporated by reference in this Registration Statement of Albertson's, Inc. on Form S-8 of our reports dated march 22, 1995 and May 31, 1995, incorporated by reference in the Annual Report on Form 10-K of Albertson's, Inc. for the year ended February 2, 1995 and in the Annual Report on Form 11-K of Albertson's Employees' Tax Deferred Savings Plan for the year ended January 31, 1995, respectively.


Deloitte & Touche LLP
Deloitte & Touche LLP


Boise, Idaho
September 20, 1995